UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2014

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2014, Approach Resources Inc., as borrower (the “Company”), entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, as Documentation Agent, and the lenders party thereto (as the same may be amended from time to time, the “A&R Credit Agreement”). The A&R Credit Agreement provides for a senior secured revolving credit facility in the stated principal amount of $1,000,000,000, with a $450,000,000 initial borrowing base (the “New Credit Facility”).

The New Credit Facility has a maturity date of May 7, 2019. Borrowings under the New Credit Facility bear interest based on the agent bank’s prime rate plus an applicable margin ranging from 0.50% to 1.50%, or the sum of the LIBOR rate plus an applicable margin ranging from 1.50% to 2.50%. Pursuant to the A&R Credit Agreement, the Company will pay an annual commitment fee ranging from 0.375% to 0.50% of unused borrowings available under the New Credit Facility. Margins vary based on the borrowings outstanding compared to the borrowing base.

The A&R Credit Agreement provides that the borrowing base will be redetermined semi-annually on or before each April 1 and October 1 based on the Company’s oil, NGL and gas reserves. Additionally, the Company, or the Administrative Agent at the direction of the lenders, can each request one additional borrowing base redetermination each calendar year. On or before March 15th and September 15th of each year, commencing September 15, 2014, the Company is required to furnish to the Administrative Agent and the lenders a reserve report evaluating the oil and gas properties of the Company and its subsidiaries as of the immediately preceding January 1st and July 1st. The reserve report as of January 1st of each year must be prepared by one or more independent petroleum engineering firms acceptable to the Administrative Agent.

The A&R Credit Agreement contains covenants restricting cash distributions and other restricted payments, transactions with affiliates, incurrence of other debt, consolidations and mergers, the level of operating leases, asset sales, investment in other entities and liens on properties. The A&R Credit Agreement also contains two principal financial covenants: (i) a consolidated modified current ratio covenant that requires the Company to maintain a current ratio of not less than 1.0 to 1.0 as of the last day of any fiscal quarter, and (ii) a consolidated interest coverage ratio covenant that requires the Company to maintain a ratio of consolidated EBITDAX-to-interest of not less than 2.5 to 1.0 as of the last day of any fiscal quarter.

The obligations of the Company under the A&R Credit Agreement may be accelerated upon the occurrence of an Event of Default (as defined in the A&R Credit Agreement). Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of the Company or its subsidiaries, bankruptcy or related defaults, defaults related to judgments and the occurrence of a Change of Control (as defined in the A&R Credit Agreement), which includes instances where a third party becomes the beneficial owner of more than 50% of the Company’s outstanding equity interests entitled to vote.

Obligations under the A&R Credit Agreement are secured by mortgages on substantially all of the oil and gas properties of the Company and its subsidiaries. The Company is required to maintain liens covering the oil and gas properties of the Company and its subsidiaries representing at least 80% of the total value of all oil and gas properties of the Company and its subsidiaries.

In connection with the New Credit Facility, on May 7, 2014, the Company, the subsidiary guarantors (the “Guarantors”) and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into an

Amended and Restated Guaranty and Pledge Agreement (the “A&R Guaranty and Pledge Agreement”). Pursuant to the A&R Guaranty and Pledge Agreement, (i) the Guarantors guarantee, on a joint and several basis, payment of all present and future Indebtedness (as defined in the A&R Credit Agreement) and (ii) the Company and the Guarantors grant liens and security interests in the Collateral (as defined therein).

The foregoing descriptions of the A&R Credit Agreement and the A&R Guaranty and Pledge Agreement are qualified in their entirety by the complete text of the agreements filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2014, the Company issued a press release announcing financial and operational results for the three months ended March 31, 2014 (the “Earnings Release”). The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations – Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, the Board of Directors of the Company promoted Uma L. Datla to the position of Chief Accounting Officer of the Company, effective immediately. Ms. Datla, 34, has served as Director, Financial Reporting since August 2013 and as Principal Accounting Officer since February 2014. Before joining the Company, Ms. Datla was with Ernst & Young LLP since 2005, including her most recent position as Audit Manager, serving a wide range of oil and gas industry clients. Ms. Datla holds a Bachelor of Science and Technology Development degree from Birla University of Technology and Science in Pilani, India, and a Master of Professional Accounting degree from the University of Texas at Arlington. She is also a Certified Public Accountant (CPA) in the State of Texas.

The Company believes there are no transactions in which Ms. Datla has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 8, 2014, the Company issued the Earnings Release discussed above in Item 2.02 of this current report on Form 8-K. The Earnings Release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Earnings Release and in the “Investor Relations – Non-GAAP Financials” section of the Company’s website at www.approachresources.com. A copy of the Earnings Release is furnished herewith as Exhibit 99.1.

On May 8, 2014, the Company posted a new presentation titled “Approach Resources Inc. – First Quarter 2014 Results” under the “Investor Relations – Presentations” section of the Company’s website, www.approachresources.com. For the benefit of all investors, the presentation is attached hereto as Exhibit 99.2.

On May 8, 2014, the Company issued a press release, a copy of which is furnished as Exhibit 99.3, announcing the promotion of Ms. Datla to the position of Chief Accounting Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of May 7, 2014, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time-to-time party thereto.

10.2	Amended and Restated Guaranty and Pledge Agreement, dated as of May 7, 2014, by and among the Company, the subsidiary guarantors and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Earnings Release dated May 8, 2014.

99.2	Corporate presentation titled, “Approach Resources Inc. – First Quarter 2014 Results.”

99.3	Press Release dated May 8, 2014.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01, including the attached Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Chief Administrative Officer and Corporate Secretary

Date: May 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of May 7, 2014, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time-to-time party thereto.

10.2	Amended and Restated Guaranty and Pledge Agreement, dated as of May 7, 2014, by and among the Company, the subsidiary guarantors and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Earnings Release dated May 8, 2014.

99.2	Corporate presentation titled, “Approach Resources Inc. – First Quarter 2014 Results.”

99.3	Press Release dated May 8, 2014.